SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 21, 1999



                            JWGENESIS FINANCIAL CORP.
               (Exact name of Registrant as Specified in Charter)


            FLORIDA                       001-14205             65-0811010
-------------------------------       -----------------     -------------------
(State or other Jurisdiction of       (Commission File         (IRS Employer
Incorporation or Organization)             Number)          Identification No.)


           980 North Federal Highway, Suite 210
                    BOCA RATON, FLORIDA                             33432
          --------------------------------------                   ---------
         (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (561) 338-2600


                                 NOT APPLICABLE
           -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

MVP.COM

         On December 21, 1999, JWGenesis Financial Corp. ("JWGenesis") announced that MVP.com, Inc. ("New MVP"), of which JWGenesis now holds an approximately [5%] interest, was establishing an alliance with CBS Corp. ("CBS") that will provide New MVP with $85 million in advertising, promotion, and other consideration over a period of four years, in exchange for CBS receiving an equity stake in New MVP. In a related transaction, New MVP will acquire and operate the online retail business of SportsLine.com, will enter into an exclusive, 10-year, $120 million marketing arrangement, whereby SportsLine.com will receive an equity interest in New MVP. The agreements with CBS and SportsLine.com are subject to, among other items, the negotiation and execution of a definitive agreement and their receipt of requisite corporate and regulatory approvals. Additionally, New MVP announced that it has raised over $65 million from Benchmark Capital Partners III, L.P. ("Benchmark"), Freeman Spogli & Co., and certain other parties.

         In August 1999, JWGenesis and John Elway had announced their formation of mvp.com, Inc., initially as a 50/50 joint venture between them, to establish an Internet business (the "Old Joint Venture"). In November 1999, JWGenesis and Mr. Elway entered into a series of transactions, led by Benchmark and certain of its affiliates, which resulted in the formation of New MVP and the addition of several new participants in the venture. The new participants included Benchmark, Freeman Spogli & Co., Michael Jordan, Wayne Gretzky, Galyan's Trading Company, Sportsline.com, CBS, and John Costello, New MVP's Chief Executive Officer.

         In connection with the formation of New MVP, on November 9, 1999, JWGenesis entered into a Series A Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which JWGenesis purchased, for approximately $1.0 million, shares of preferred stock in New MVP ("Preferred Shares") which, allowing for the issuance of shares reserved for future use to recruit additional sponsoring athletes and management team members, were convertible into approximately 5% of New MVP's common stock. Holders of Preferred Shares are entitled to receive annual cash dividends at the rate of $0.027 per share, subject to adjustment for stock dividends, stock splits, and similar transactions. Upon any liquidation of New MVP, the holders of Preferred Shares have a priority right to receive $0.335 per share (as adjusted for any stock dividends, stock splits, and similar transactions), plus all declared and unpaid dividends on the Preferred Shares. With limited exceptions, the Preferred Shares vote equally with the shares of New MVP common stock.

         As part of the purchase of Preferred Shares on November 9, 1999, JWGenesis also entered into an Investor Rights Agreement (the "Investor Rights Agreement") pursuant to which JWGenesis has certain rights to acquire additional Preferred Shares when New MVP proposes to issue additional equity securities. In connection with the financings arranged by New MVP discussed above, JWGenesis is exercising rights under the Investor Rights Agreement to purchase additional Preferred Shares in order to reduce its percentage dilution as a result of those financings. That purchase for approximately $2.0 million, together with the approximately $1.0 million paid by JWGenesis for its initial investment, will result in JWGenesis holding Preferred Shares convertible into approximately 5% of New MVP's common stock for an aggregate investment by JWGenesis of approximately $3.0 million. Pursuant to the Investor Rights Agreement, JWGenesis and other holders of New MVP stock also received certain demand and piggyback registration rights with respect to their shares of New MVP stock.

         JWGenesis also became a party to a Right of First Refusal and Co-Sale Agreement, under which JWGenesis and other New MVP shareholders are severely restricted in the transfer of their respective shares in New MVP, including being subject to a right of first refusal in favor of New MVP and its other shareholders. Further, under the Right of First Refusal and Co-Sale Agreement, shareholders, including JWGenesis, have the right to participate in specified sales of New MVP stock by other New MVP shareholders. In addition, JWGenesis entered into a Voting Agreement pursuant to which JWGenesis and other New MVP shareholders agree to vote their shares for the election of directors in specified manners.

         In connection with the foregoing series of November 1999 transactions, the Old Joint Venture sold substantially all of its assets, including its "mvp.com" name, URL, and all intellectual property rights, to New MVP, and the Old Joint Venture ceased operations and is being dissolved. JWGenesis is a passive investor and has no role in the management of New MVP.

         CERTAIN STATEMENTS INCLUDED IN THIS FORM 8-K, INCLUDING WITHOUT LIMITATION STATEMENTS CONTAINING THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS" AND WORDS OF SIMILAR IMPORT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: THE IMPACT OF GENERAL ECONOMIC CONDITIONS ON THE CAPITAL MARKETS; CHANGES IN OR AMENDMENTS TO REGULATORY AUTHORITIES' CAPITAL REQUIREMENTS OR OTHER REGULATIONS APPLICABLE TO THE COMPANY OR ITS SUBSIDIARIES; FLUCTUATIONS IN INTEREST RATES; INCREASED LEVELS OF COMPETITION; AND OTHER FACTORS REFERRED TO IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, UNDER "ITEM 1. BUSINESS - CERTAIN MATTERS REGARDING FORWARD LOOKING STATEMENTS," WHICH IS INCORPORATED HEREIN BY THIS REFERENCE. GIVEN SUCH UNCERTAINTIES, UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           JWGENESIS FINANCIAL CORP.

                                           By:  /s/ Joel E. Marks
                                                Joel E. Marks
                                                Vice Chairman and Chief
                                                 Operating Officer
Dated:  January 11, 2000